EXHIBIT 14.(a).1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the registration statement on Form S-8 (Nos.333 - 13198, 333 - 120041, 333 - 120042) of ACS Tech80 Ltd. of our
report dated March 8, 2006, with respect to the consolidated financial statements of ACS Tech80 Ltd. included in this Form 20-F for the year ended December 31, 2005.


Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global


Haifa, Israel
March 15, 2006